[LOGO] UBS Warburg
                              $500MM WFMBS 2001-26
                           Whole Loan 30YR Fixed-Rate

GWAC                                    7.300% +/-5bps

Pass-Through                            6.500% coupon

WAM                                        357 +/- 2 months

California                               40.0% approx.           45% max

Avg Loan Balance                         $425K approx.          $460 max

WA LTV                                     73% approx.           79% max

Cash-Out Refi                            27.0% approx.           35% max

SFD                                        91% approx.           85% min

Full Doc                                   91% approx.           85% min

Prepayment Penalty                          0% approx.            1% max

Uninsured > 80% LTV                         1% approx.            2% max

Temporary Buydowns                          0% approx.            1% max

AAA Ratings                        2 of 3 (S&P, Moodys, Fitch)

Estimated Subordination Level            3.50%

Pricing Speed                             300% PSA

Settlement Date                       10/30/01


                            All numbers approximate.
                   All tranches subject to 5% size variance.

The information herein has been provided solely by UBS Warburg LLC. Neither the issuer of certificates nor any of its affiliates makes any representation as to the accuracy or completeness of the information herein. The information herein is preliminary, and will be superseded by the applicable prospectus supplement and by any other information subsequently filed with the Securities and Exchange Commission. The information contained herein will be superseded by the Description of the Mortgage Pool contained in the Prospectus Supplement relating to the Certificates and supersedes all information contained in any collateral term sheets relating to the mortgage pool previously provided by UBS Warburg LLC.